UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 6, 2008

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 6, 2008, Macy's, Inc. ("Macy's") issued a press release announcing new initiatives to strengthen local market focus and enhance selling service which, in combination with the consolidation of three Macy's divisions, is expected to enable Macy's to both accelerate same-store sales growth and reduce expense.

As discussed in the press release, Macy's will take one-time pre-tax charges of approximately $150 million in 2008 for expenses related to the division consolidations.  This will include relocation assistance for executives being assigned, as well as severance and outplacement assistance for displaced employees.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release referred to above also contains certain non-GAAP financial measures of expected diluted earnings per share, excluding one-time costs associated with the division consolidations, for fiscal 2008 and earnings before interest, taxes, depreciation and amortization ("EBITDA") as a percentage of sales.  Management believes that diluted earnings per share, excluding one-time costs associated with the division consolidations, and EBITDA as a percentage of sales are useful measures in evaluating Macy's ability to generate earnings and that providing such measures will allow investors to more readily compare the measures referred to in the press release to the measures provided by Macy's in past and future periods.  Management believes that excluding one-time costs associated with the division consolidations from the calculation of diluted earnings per share is particularly useful where the amount of such items are not consistent in the periods presented.  However, the reader is cautioned that any non-GAAP financial measures provided by Macy's are provided in addition to, and not as alternatives for, Macy's reported results prepared in accordance with GAAP.  Certain items that may have a significant impact on Macy's financial position, results of operations and cash flows must be considered when assessing Macy's actual financial condition and performance regardless of whether these items are included in these non-GAAP financial measures.  Additionally, the methods used by Macy's to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures.  As a result, any non-GAAP financial measures provided by Macy's may not be comparable to similar measures provided by other companies.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		99.1	Press Release of Macy's dated February 6, 2008.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: February 12, 2008	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

Index to Exhibits

Index Number

99.1	Press Release of Macy's dated February 6, 2008.